Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-267941) and Form S-8 (No. 333-267698) of Noble Corporation plc of our report dated February 23, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting of Noble Corporation plc (Successor), which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 23, 2024